EXHIBIT 6

                        PLEDGE AND SECURITY AGREEMENT


            THIS PLEDGE AND SECURITY AGREEMENT (as amended, modified, extended or renewed from time to time, this "Agreement"), dated as of May 24, 2005, made by ANDREW HARRY BALL, an individual residing on the date hereof at 51 Baume Trocade, St. Jean, 83600 Frejus, France ("Pledgor"), in favor of STONEGATE BANK, as collateral agent for the Lender (as hereafter defined) with an address at P.O. Box 4678, Fort Lauderdale, Florida 33338-4678 ("Secured Party").

                              R E C I T A L S :

A. Pledgor is a guarantor under that certain Line of Credit Agreement, dated as of even date herewith, by and between Oak Finance Investments Limited (the "Borrower"), the lenders party thereto (collectively, the "Lender"), and Secured Party, as administrative agent and collateral agent for the Lender (the "Line of Credit Agreement"), pursuant to which Lender has agreed to make available to the Borrower a non-revolving line of credit facility in an aggregate principal amount not to exceed $16,750,000.00 (the "Facility").

B. To secure Pledgor's obligations under the Loan Documents, Pledgor has agreed to deliver this Agreement and to pledge, assign and hypothecate to Secured Party, for the benefit of Lender, and to grant to Secured Party, for the benefit of Lender, a lien on and security interest in, all of Pledgor's right, title and interest in, to and under the Pledged Collateral (as hereafter defined), on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Company" shall mean The A Consulting Team, Inc., a New York corporation, and its successors. Secured Party acknowledges that the Company's name shall be amended to be Vanguard Info-Solutions International Inc.

            "Pledged Collateral" shall have the meaning ascribed to such term in
Section 2(a) hereof.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-102(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Interests (as defined in Section 2), collections thereon or distributions with respect thereto, and should include all proceeds from sales or assignments of the Interests.

            "Share Exchange Agreement" shall mean the Share Exchange Agreement, dated as of January 21, 2005, among Vanguard Info-Solutions Corporation, a New Jersey corporation ("Vanguard"), the Vanguard stockholders named therein, the authorized representative named therein, and the Company.
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            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of applicable law, any of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial
Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            Defined terms used herein but not defined herein shall have the meanings ascribed to them in the Line of Credit Agreement.

2. Grant of Security Interest.

(a) Pledgor hereby pledges and grants to Secured Party, for the benefit of Lender, a lien on and security interest in (I) all of Pledgor's right, title and interest in, to and under all the common stock and other equity securities and interests owned by Pledgor in the Company, including, but not limited to, those equity securities identified on Schedule I hereto, including, without limitation, all of Pledgor's right, title and interest in, to and under all (i) all securities received on account of, in addition to or in exchange for the Interests (as hereafter defined), (ii) distributions of profits and income of the Company, (iii) capital distributions from the Company, (iv) distributions of cash flow by the Company, (v) proceeds of any liquidation upon the dissolution of the Company and winding up of its affairs and (vi) all other rights of Pledgor as a stockholder or other equity interest holder of the Company including, without limitation, rights to reports, accounting and information and voting rights, but excluding any rights with respect to common stock or equity interests other than those identified on Schedule I (all of the foregoing being collectively referred to as the "Interests"), (II) all of Pledgor's right, title and interest in, to and under any and all other rights to payment, whether in the nature of distributions, fees, compensation, or of any other nature or description, and all proceeds thereof, regardless of whether paid in Pledgor's capacity as a shareholder of the Company, which are made from the Company, or other Persons to the extent that such payments are derived from the Company, which shall be presumed absent clear and convincing evidence to the contrary determined by Secured Party at such time, to or for the benefit of Pledgor, the Company or any Affiliate of Pledgor or the Company, but excluding directors' fees and reimbursement of expenses incurred as a director of the Company (each of the foregoing, a "Payment" and, together with the Interests, the "Rights"),
(III) all of Pledgor's right, title and interest in, to and under the Share Exchange Agreement, and (IV) all Proceeds in respect of the foregoing (collectively, the "Pledged Collateral"), as collateral security for the due and punctual payment and performance of the Obligations.

(b) Notwithstanding the security interest in the Interests granted to and created in favor of Secured Party, for the benefit of Lender, by this Agreement, Pledgor shall have the right, until the occurrence of any of the Events of Default specified in Section 7 hereof, to retain all voting rights with respect to the Interests.

(c) From the date hereof until indefeasible payment in full of the Obligations, Pledgor hereby agrees that all distributions and other payments by the Company which would otherwise be distributed or paid to Pledgor or any assigns or Affiliates of Pledgor shall, upon the occurrence and during the continuation of an Event of Default (as herein defined), be distributed or paid by the Company to Secured Party, for the benefit of Lender, and all distributions and payments received by Pledgor contrary to this clause (c) shall be (i) received in trust for the benefit of Secured Party, (ii) segregated from the other funds of Pledgor, and (iii) delivered to Secured Party forthwith in the same form as so received (with any necessary endorsement), to be held by Secured Party as part of the Pledged Collateral under and subject to the terms of this Agreement. Irrespective of whether an Event of Default has occurred and is continuing, all securities received in addition to or in exchange for the Interests shall be delivered forthwith to Secured Party in the exact form received, with Pledgor's endorsement when necessary and/or appropriate stock powers or assignments duly executed in blank, to be held by Secured Party, subject to the terms hereof, as further collateral security for the Obligations.


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

3. Exculpation. Secured Party shall have no obligation or liability whatsoever, including for the obligations of Pledgor or the Company, by reason of or arising out of the making of this Agreement, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Pledgor. Nothing contained in this Agreement shall be construed or interpreted (a) to transfer to Secured Party any of the rights and obligations of a shareholder of the Company other than the rights of collateral security in and to the Interests, or (b) to constitute Secured Party as a shareholder of the Company provided that such limitation, in no manner, shall otherwise limit the rights of Secured Party granted under this Agreement. This Agreement (x) shall not be deemed to terminate Pledgor's status as a shareholder of the Company, and (y) shall not be construed as constituting a current conveyance, but rather as creating a security interest in the Interests.

4. Rights of the Secured Party; Limitation on Duties Regarding the Interest.

            Secured Party shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall Secured Party be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred hereunder or under any of the Loan Documents and is continuing beyond any applicable cure period, the Interests held by Secured Party hereunder, at the election and written request of Secured Party, shall be registered with the Company in the name of Secured Party, or its nominee, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

5. Representations and Warranties of Pledgor. Pledgor represents and warrants to Secured Party as follows, as of the date hereof and the date of each Advance:

(a) The Interests have been duly authorized and validly issued, and are fully paid and non-assessable.

(b) On the Transaction Closing Date, the Interests constituting Pledged Collateral will equal no less than twenty-two and six-tenths percent (22.6%) of all of the issued and outstanding common stock of the Company. There is no preferred stock of the Company issued or outstanding.


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

(c) Pledgor is the sole legal, record and beneficial owner of the Pledged Collateral, free and clear of any Lien, option or other interest (including, without limitation, any contract or other agreement to sell or otherwise transfer), other than the rights of the escrow agent with respect to the shares arising under the Warrant Escrow Agreement.

(d) This Agreement (along with any financing statements filed with the Recorder of Deeds of the District of Columbia and the acknowledgement of the Company with respect to the pledge of the Pledged Collateral hereunder) is effective to create, and the pledge of the Pledged Collateral hereunder creates, a legal, valid and enforceable first priority perfected Lien on the Pledged Collateral, and the Pledged Collateral is not subject to any other Lien or security interest or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include any or all of the Pledged Collateral. All action necessary to perfect such Liens has been duly taken.

(e) No security agreements or any other Lien instruments have been executed and delivered, and no financing statements or any other notice of any Lien have been filed in any jurisdiction, granting or purporting to grant a security interest in or creating a Lien on any or all of the Pledged Collateral to any party other than Secured Party.

(f) [Intentionally Omitted]

(g) Other than delivery by the Borrower to the Lender of a completed and executed Federal Reserve Form U-1 demonstrating compliance of the Advance with Regulation U of the Board of Governors of the Federal Reserve System, no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Secured Party of the rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally and under
Article 9 of the UCC.

(h) There is no action, suit or proceeding pending, or to the knowledge of Pledgor, threatened, before any court or governmental or administrative body or agency which may reasonably be expected to result in a material adverse change in the assets or properties or in the condition, financial or otherwise, of Pledgor, or impair the ability of Pledgor to perform his obligations under this Agreement, or any guaranties to which Pledgor has become obligated in favor of the Secured Party. Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or any governmental or administrative body or agency.

(i) Pledgor has cooperated with the Secured Party to assure the filing in the appropriate office of a UCC-1 financing statement covering the Pledged Collateral.

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

(j) Pledgor is a citizen of the United Kingdom and resides at 51 Baume Trocade, St. Jean, 83600 Frejus, France. Pledgor maintains his principal place of business at ______________________.

(k) Except as identified on Schedule I hereto and delivered in pledge to Secured Party hereunder, the Company has not issued any certificates evidencing the Interests.

(l) Pledgor has never changed his name or been known by any other names.

(m) The Company has the requisite power and authority and legal right to enter into the Acknowledgment to this Agreement and the other Loan Documents and to perform all of its obligations hereunder and thereunder, and the execution and delivery of the Loan Documents (including the Acknowledgment to this Agreement) by the Company (i) have been duly authorized by all necessary action, (ii) do not and will not require any further action, consent, or approval of any Governmental Authority or Person, (iii) do not and will not violate any provisions of law, rule, regulation, order, writ, judgment, or determination, or the Company's organizational documents, and (iv) do not and will not result in any breach of or constitute a default under any agreement, document, or instrument to which the Company or its assets are bound. The Loan Documents have been duly executed and delivered by the Company and are the legal, valid, and binding obligations of the Company, enforceable against it in accordance with their terms. There is no material action, proceeding, or claim nor any basis for the foregoing against or affecting the Company or its properties or rights, and the Company is in compliance with all laws, rules, and ordinances.

(n) The statements contained in the recitals to this Agreement are true and accurate and not misleading in any way.

6. Covenants of Pledgor. Pledgor hereby covenants and agrees as follows:

(a) Pledgor shall defend Secured Party's right, title and security interest in and to the Pledged Collateral against the claims and demands of all Persons and shall maintain and preserve Secured Party's Lien and security interest until indefeasible payment in full in cash of all of the Obligations.

(b) Pledgor shall not (i) sell, lease, assign, transfer, convey or otherwise dispose of all or any part of Pledgor's right, title or interest in or to the Pledged Collateral, whether such Pledged Collateral is owned directly or indirectly by Pledgor, (ii) create, incur or encumber or permit to exist on or with respect to all or any part of Pledgor's right, title and interest in and to the Pledged Collateral, any Lien, (iii) in its capacity as a shareholder of TAC, vote for any action, resolution, or amendment of the constituent documents of TAC which would alter the voting rights of holders of TAC common stock, or (iv) take any action to terminate, dilute, impair, modify, or limit Secured Party's rights or interests with respect to the Pledged Collateral.

(c) Pledgor shall pledge hereunder, immediately upon his acquisition (directly or indirectly) thereof, any and all additional common stock, other equity interests or other securities of the Company issued in substitution for, on account of, or otherwise as Proceeds of, the Interests.

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

(d) Pledgor shall keep and maintain at his current principal place of business satisfactory and complete records of the Interests including, without limitation, a record of all payments received, all capital contributions made and all credits granted with respect to the Interests. Pledgor shall cause the Company to maintain the entries in its books and records pertaining to the Interests which evidence the security interest granted by this Agreement. Secured Party, its agents and representatives shall be granted access to, and the right to photocopy, such books and records maintained with respect to the Interests at all reasonable times on reasonable notice to Pledgor.

(e) Pledgor shall do or cause to be done all things necessary to preserve and keep the existence of the Company in full force and effect and to cause the Company to remain qualified and licensed as necessary for the conduct of the Company's continued business and operations.

(f) Pledgor shall notify Secured Party of the issuance of any certificate evidencing Pledgor's ownership of Interests and deliver to Secured Party any such certificate endorsed in blank to Pledgor.

(g) Pledgor shall notify Secured Party in writing at least 30 days in advance of any change in Pledgor's principal place of business . Pledgor shall give Secured Party at least 30 days written notice prior to any change in the jurisdiction of organization of the Company.

(h) Pledgor shall deliver to Secured Party any and all information that Secured Party reasonably requests in writing sent as required by Section 19 regarding the Company, its properties, financial information, within ten Business Days of receipt of such request (to the extent such information is in the possession of Pledgor or can be obtained by Pledgor without violation of law or regulations).

(i) Pledgor authorizes Secured Party to file or record financing statements and other filings or recording documents or instruments with respect to the Pledged Collateral without the signature of Pledgor in such form and in such offices as Secured Party reasonably determines appropriate to perfect the security interests of Secured Party under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

(j) Pledgor shall cause the Pledged Collateral, together with the Oak TAC Shares and all other Accommodation TAC Shares (or such larger percentage as the Lender, in its sole discretion, shall determine is necessary to control the management of TAC in light of the taking of any action by the board of directors of TAC that would require that the approval of more than 50% of the outstanding voting shares of TAC is necessary for the taking of any action by the shareholders, including, without limitation, the election of directors) of the issued and outstanding shares of common stock of TAC, or do not constitute at least 51% of the outstanding voting securities of TAC, after giving effect to the pledge of additional issued and outstanding shares by Excalibur, Borrower or any other holder of TAC shares. Secured Party has no obligation to notify Pledgor of the existence of the condition during which the Oak TAC Shares and the Accommodation TAC Shares, in the aggregate, do not equal at least 51% (or such larger percentage as the Lender, in its sole discretion, shall determine is necessary to control the management of TAC in light of the taking of any action by the board of directors of TAC that would require that the approval of more than 50% of the outstanding voting shares of TAC is necessary for the taking of any action by the shareholders, including, without limitation, the election of directors) of the issued and outstanding shares of common stock of TAC, or do not constitute at least 51% of the outstanding voting securities of TAC.

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

(k) Pledgor shall cause TAC to file with the United States Securities and Exchange Commission, and take all commercially reasonable efforts to cause to become effective, a registration statement with respect to all shares of common stock or equity securities of TAC (i) as to which any Person has granted to Lender a security interest under the provisions of any of the Pledge Agreement or otherwise, or (ii) which are subject to issuance upon the exercise of the Warrants, in each case accordance with the terms of the Share Exchange Agreement and the Stock Purchase Agreement regarding such registration. Such registration statement may also register for sale any other shares owned by Borrower, Excalibur or any other shareholders of TAC that desire to register shares for sale or resale.

7. Events of Default; Remedies.

(a) The following events shall constitute an "Event of Default" hereunder: (i) an Event of Default under the Note, (ii) an Event of Default under the Line of Credit Agreement, (iii) an Event of Default under any of the other Loan Documents, (iv) at any time the Oak TAC Shares and the Accommodation TAC Shares, in the aggregate, do not equal at least 51% (or such larger percentage as the Lender, in its sole discretion, shall determine is necessary to control the management of TAC in light of the taking of any action by the board of directors of TAC that would require that the approval of more than 50% of the outstanding voting shares of TAC is necessary for the taking of any action by the shareholders, including, without limitation, the election of directors) of the issued and outstanding shares of common stock of TAC, or do not constitute at least 51% of the outstanding voting securities of TAC, after giving effect to the pledge of additional issued and outstanding shares by Excalibur, Borrower or any other holder of TAC shares, and (v) any other breach by Pledgor of any representation, covenant or obligation of Pledgor under this Agreement that is not cured by Pledgor within thirty (30) days of his receipt from Secured Party of written notice of such breach.

(b) Upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period, Secured Party may, without notice to or assent of Pledgor, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other Person, all and each of which demands, advertisements and other notices are expressly waived to the extent permitted by applicable law, forthwith collect, receive, appropriate and realize upon the Pledged Collateral or any part thereof, and may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Collateral or any part thereof in accordance with law, in one or more parcels at public or private sale or sales, at any exchange, broker's board or any of Secured Party's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Secured Party or Secured Party's nominee upon any such sale or sales, public or private, to purchase the whole or any part of the Pledged Collateral. The parties agree that 10 days shall be reasonable notice for any public or private sale of the Pledged Collateral.

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

(c) Upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period, any and all rights of Pledgor to exercise the voting and other consensual rights as a equity interest holder of the Company shall cease immediately, and such rights shall thereupon become vested in Secured Party who shall thereupon have the sole voting and consensual rights with respect to the Interests. Pledgor shall, if necessary to permit Secured Party to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive, execute and deliver to Secured Party, from time to time and upon written notice from Secured Party, appropriate proxies and other instruments as Secured Party may request. The foregoing shall in no way limit Secured Party's power and authority granted pursuant to Section 10 hereof.

(d) In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, Secured Party shall have all the rights and remedies of a secured party under the UCC.

(e) Any cash held by Secured Party as Pledged Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by Secured Party:

                  First, to the payment of the costs and expenses of such sale, including, without limitation, reasonable expenses of Secured Party and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by Secured Party in connection therewith;

                  Next, to the payment of the Obligations, in such order as the Loan Documents shall prescribe; and

            Finally, after payment in full of all of the Obligations, to the payment to Pledgor or his heirs, representatives or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

(f) Secured Party shall not, under any circumstances, or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the settlement of, and collection or payment for, the Pledged Collateral.

(g) The rights and remedies provided in this Agreement and the other Loan Documents and in any other agreements, instruments and documents delivered in connection with this Agreement and the other Loan Documents, are cumulative and are in addition to, and not exclusive of, any other rights or remedies provided by law including, without limitation, the rights and remedies of a secured party under the UCC.

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

8. Securities Act, Etc. In view of the position of the Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of Secured Party if Secured Party were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Secured Party in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purposed or effect. Pledgor recognizes that in light of such restrictions and limitations Secured Party may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that in light of such restrictions and limitation, Secured Party, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed and is effective under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, Secured Party shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that Secured Party, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 8 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Secured Party sells.

            Secured Party acknowledges that, in connection with its interest in the Pledged Collateral, it may be or become obligated to file Schedule 13D of Forms 3 or 4, and other statements and reports, pursuant to applicable law including the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Secured Party agrees to file all such statements and reports regarding the Pledged Collateral in compliance with applicable law and regulations.

9. Further Assurances. Pledgor further agrees that at any time and from time to time, and upon written request of Secured Party, at the cost and expense of Pledgor, Pledgor shall promptly execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request in order to (i) perfect, protect and maintain the priority of the Lien and security interest granted or purported to be granted hereby, (ii) enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral, and (iii) otherwise effect the purposes of this Agreement, including, without limitation, the pledging of any substituted collateral, the pledging of any note or other instrument evidencing the Pledged Collateral and the filing of any financing or continuation statement without the signature of Pledgor, to the extent permitted by law.

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10. Secured Party Appointed Attorney-in-Fact and Proxy. Pledgor hereby irrevocably constitutes and appoints, effective only upon the occurrence and during the continuation of an Event of Default, Secured Party and any officer thereof, with full power of substitution, as his true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in his own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any distribution or payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to vote or grant any consent in respect of the Interests authorized by Section 7(c) hereof. Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Obligations are indefeasibly paid in full in cash.

11. Security Interest Absolute, Irrevocable and Unconditional. All rights of Secured Party and the security interest and Lien granted hereunder, and all obligations of Pledgor hereunder, shall be absolute, irrevocable and unconditional irrespective of:

(a) any lack of validity or enforceability of any provision of the Line of Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, any or all of the Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Line of Credit Agreement or any other Loan Document;

(c) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Obligations; and

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety.

12. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until indefeasible payment in full in cash of the Obligations, (b) be binding upon Pledgor and his heirs, successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns. Upon the indefeasible payment in full in cash of the Obligations, Pledgor shall be entitled to the return, upon his request and at his expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

13. Severability; Paragraph Headings.

(a) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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

(b) The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14. No Waiver; Cumulative Remedies; Multiple Security.

(a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver shall be valid unless in writing, signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Party any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

(b) Pledgor agrees that if Secured Party shall be prosecuting one or more actions against the Pledged Collateral, Pledgor waives any objections to such commencement, continuation or exercise, and waives any right to seek to dismiss, stay, remove, transfer or consolidate any action under this Agreement or such other proceedings on such basis. Neither the commencement or continuation of any proceedings under this Agreement, the exercise of any other rights hereunder, nor the recovery of any judgment by Secured Party in any such proceedings shall prejudice, limit or preclude Secured Party's right to commence or continue one or more proceedings or obtain a judgment against any other collateral which directly or indirectly secures the Obligations, and Pledgor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Agreement, and Pledgor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Agreement on such basis.

15. Amendments. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party.

16. Governing Law. This Agreement and the rights and obligations of Pledgor shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law), without regard to principles of conflicts of laws.

17. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Pledgor hereby irrevocably and unconditionally:

      (i) submits himself and his property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of (i) any courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof, or
(ii) any courts of England and the appellate courts thereof;

      (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that he may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

      (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to his address set forth in Section 19 hereof; and

      (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) PLEDGOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

18. Reinstatement. Pledgor further agrees that, if any payment made by Pledgor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Secured Party to such Person, his or its estate, trustee, receiver or any other party, including Pledgor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Pledgor in respect of the amount of such payment.

19. Notices. All notices, requests, demands and other communications (collectively, a "Notice") given or made pursuant to this Agreement shall be given as provided in Section 17 of the Line of Credit Agreement. Notices shall be addressed (a) if to Secured Party, to Secured Party's address set forth in the caption hereof, with a copy to Secured Party's attorney as set forth in
Section 17 of the Line of Credit Agreement, and (b) if to Pledgor, to the following address, with a copy to Pledgor's attorney:

                  Pledgor's Attorney:

                  McGuireWoods LLP
                  1345 Avenue of the Americas
                  7th Floor
                  New York, New York 10105-0106
                  Attn:  William A. Newman
                  Telephone: (212) 548-2160
                  Facsimile: (212) 548-2170

     [Remainder of Page Intentionally Left Blank Signature page follows.]


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

            IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                          ANDREW HARRY BALL


                                          /s/ Andrew Harry Ball
                                          -----------------------------


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

                             FORM OF ACKNOWLEDGMENT


            The A Consulting Team, Inc. (the "Company") hereby acknowledges receipt of a copy of the attached Pledge and Security Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"; capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Pledge Agreement), made by Pledgor in favor of Secured Party, and the assignment by Pledgor of all of his common stock and other equity interests in the Company (the "Interests") pursuant to the terms of the Pledge Agreement. Upon Secured Party's notifying the Company in writing that an Event of Default has occurred, Secured Party shall immediately succeed to the Interests as if Secured Party were the absolute owner thereof, and to the extent it has not already done so, the Company will register the Interests in the name of the Secured Party on the books and records of the Company. The Company agrees that the grants provided herein and in the Pledge Agreement have been registered on the books and records of the Company, and the undersigned agrees not to allow the Company to acknowledge the transfer of any of the Interests.

            The Company hereby agrees that, upon receipt of the notice from Secured Party of the occurrence of an Event of Default (as provided in the previous paragraph), it will remit directly to Secured Party in accordance with the Pledge Agreement, and that it will cause its Affiliates to remit directly to Secured Party in accordance with the Pledge Agreement, all payments, including, without limitation, fees (whether or not paid in his capacity as a shareholder) and distributions, due to Pledgor of any nature whatsoever (including profits, cash, capital, or proceeds of liquidation).

            The Company agrees that Secured Party shall not be liable to any person, firm, corporation, or entity for any injury or damages of any nature whatsoever sustained by reason of any act or omission or commission of the Company or by reason of the grant of the security interest in the Interests.



Dated:      _______ __, 2005

                                          THE A CONSULTING TEAM, INC.


                                          By:_____________________________
                                               Name:
                                               Title:


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